UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA		18017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

(§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to Vote of Security Holders.

The 2021 annual meeting of the shareholders of Embassy Bancorp, Inc. (the “Company”) was held on June 17, 2021.  Notice of the meeting was mailed to shareholders of record on or about May 7, 2021, together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

The annual meeting was held (a) to elect two (2) Class 2 Directors to serve for a 3-year term and until their successors are elected and qualified; and (b) to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

1.Election of Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of broker non-votes, for each of the nominees for election to the Board of Directors as Class 2 Directors, was as follows:

Nominee	For	Withheld	Broker Non-votes
John G. Englesson	4,302,804	228,235	1,602,921
Patti Gates Smith	4,255,639	275,400	1,602,921

Mr. Englesson and Ms. Gates Smith were elected.

2.Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 was approved by a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker non-votes on this proposal, was as follows:

For	Against	Abstain	Broker Non-votes
4,321,365	22,433	187,241	1,602,921

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: June 21, 2021	By:	/s/ Judith A. Hunsicker
	Name:	Judith A. Hunsicker
	Title:	First Executive, Chief Operating
and Financial Officer